   As filed with the Securities and Exchange Commission on October 30, 1998
                                             Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                            BROOKS AUTOMATION, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                            04-3040660
           --------                                            ----------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                   15 ELIZABETH DRIVE, CHELMSFORD, MA  01824
                   -----------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


          BROOKS AUTOMATION, INC. 1992 COMBINATION STOCK OPTION PLAN
           BROOKS AUTOMATION, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
           ---------------------------------------------------------
                           (Full Title of the Plans)

                         ROBERT J. THERRIEN, PRESIDENT
                            BROOKS AUTOMATION, INC.
                              15 ELIZABETH DRIVE
                             CHELMSFORD, MA  01824
                             ---------------------
                    (Name and Address of Agent For Service)

                                (978) 262-2400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
===============================================================================

Title of                         Proposed           Proposed
Securities         Amount        Maximum            Maximum            Amount of
to be              to be         Offering Price     Aggregate Offer-   Registra-
Registered         Registered    Per Share(1)       ing Price(1)       tion fee
----------------  -------------  -----------------  -----------------  ---------

Common Stock,     500,000(2)     $12.75              $6,375,000        $1,772.25
$.01 par value

===============================================================================
This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement filed on this Form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (Registration No. 333-07313) and Form S-8 (Registration No. 333-07315) are hereby incorporated herein by reference.


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on October 27, 1998.

(2) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.

                          EXHIBIT INDEX AT PAGE II-3

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.
          --------

(5.1)     Legal Opinion of Brown, Rudnick, Freed & Gesmer.

(23.1)    Consent of PricewaterhouseCoopers LLP.

(23.2) Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 hereof).

(24.1)    Power of Attorney (included on Signature Page).

(99.2) Registrant's 1992 Combination Stock Option Plan, as amended - Filed as Exhibit 99.2 to Registrant's Registration Statement No. 333-07313 on Form S-8.*

(99.3) Registrant's 1995 Employee Stock Purchase Plan, as amended - Filed as Exhibit 99.3 to Registrant's Registration Statement No. 333-07315 on Form S-8.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 16th day of October, 1998.

                               BROOKS AUTOMATION, INC.


                               By: /s/ Robert J. Therrien
                                  ---------------------------------
                                   Robert J. Therrien
                                   Chief Executive Officer


                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Deborah D. Fox and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                 Date
---------                          -----                 ----
/s/ Robert J. Therrien
-----------------------   Director and Principal         October 16, 1998
  Robert J. Therrien      Executive Officer

 /s/ Deborah D. Fox
-----------------------   Principal Financial and        October 16, 1998
    Deborah D. Fox        Accounting Officer

 /s/ Roger D. Emerick
-----------------------   Director                       October 27, 1998
    Roger D. Emerick


-----------------------   Director                       October __, 1998
    Amin D. Khoury

                               INDEX TO EXHIBITS

EXHIBIT                                                           SEQUENTIAL
NUMBER                                                            PAGE NUMBER
---------                                                         -----------

(5.1)         Legal Opinion of Brown, Rudnick, Freed & Gesmer.

(23.1)        Consent of PricewaterhouseCoopers LLP.

(23.2)        Consent of Brown, Rudnick, Freed & Gesmer
              (included in its legal opinion filed as
              Exhibit 5.1 hereof).

(99.2) Registrant's 1992 Combination Stock Option Plan, as amended - Filed as Exhibit 99.2 to Registrant's
              Registration Statement No. 333-07313 on Form S-8.*

(99.3) Registrant's 1995 Employee Stock Purchase Plan, as amended - Filed as Exhibit 99.3 to Registrant's
              Registration Statement No. 333-07315 on Form S-8.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.